Exhibit 99.1

            Heartland Partners, L.P.
            53 W. Jackson Blvd., Suite 1150
            Chicago, IL 60661
            312-575-0400

For further Information:


At Heartland Partners, L.P.:                    At The Investor Relations Co.
Matthew Swanson                                 Michael Arneth
Shaw Gussis Fishman Glantz                      (312) 245-2700
Wolfson & Towbin LLC
(312) 541-0151


FOR IMMEDIATE RELEASE

          HEARTLAND PARTNERS ANNOUNCES PLANS TO DISSOLVE AND LIQUIDATE


CHICAGO, April 26, 2006-- Heartland Partners, LP (AMEX "HTL") and its affiliates today announced that they plan on dissolving and liquidating by filing, in the near future, voluntary petitions under the provisions of Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, Northern District of Illinois.

ABOUT HEARTLAND
Heartland Partners, L.P. is a Chicago-based real estate limited partnership with properties, primarily in the upper Midwest and northern United States. CMC Heartland is a subsidiary of Heartland Partners, L.P. and is the successor to the Milwaukee Road Railroad, founded in 1847.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as the company, the Company or its management "believes," "expects," "intends," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements in this release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. The forward-looking statements included in this release are made only as of the date of publication, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

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